                                [NEWCOURT LOGO]




                        CERTIFICATE OF SERVICING OFFICER


     The undersigned, not in his/her individual capacity but as an officer of Newcourt Financial USA Inc. (the "Servicer"), hereby certifies on behalf of the Servicer that the Monthly Report attached hereto is accurate and no Servicer Default or event that with notice or lapse of time or both would become a Servicer Default has occurred. Capitalized terms used but not defined herein are defined in the Sale and Servicing Agreement, dated as of November 1, 1997, among the Servicer, Newcourt Receivables Corporation II, Newcourt Receivables Asset Trust 1997-1 and Manufacturers and Traders Trust Company, as Indenture Trustee.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the 18th day of June, 1998.

                                     NEWCOURT FINANCIAL USA INC., as Servicer


                                     By: /s/ Daniel A. Jauernig
                                         -------------------------------
                                     Name:  Daniel A. Jauernig
                                     Title: Chief Financial Officer

                                                                         Page 1

NEWCOURT RECEIVABLES ASSET TRUST 1997-1
     Beginning of Period:                        05/01/98
     End of Period:                              05/31/98
     Payment Date:                               06/20/98
     Date of Report:                             06/18/98

WATERFALL DISTRIBUTIONS

                                                                                          Collections
                                                                                            Account
                                                                                         -------------
Cash Collections                                                                         17,373,172.79
Interest Earned on Collections Account                                                       76,704.49
Interest Earned on Reserve Account                                                           32,844.71
Recoveries on Defaulted Contracts                                                         1,677,419.28
Servicer Advances (net of collections to reimburse prior Servicer Advances)                       0.00

-------------------------------------------------------------------------------------------------------

Available Amount                                                                         19,160,141.27

ALLOCATIONS

 (A)  Unreimbursed Servicer Advances                                                              0.00

 (B)  Servicing Fee                                                                         218,613.47

 (C)  A-1 Interest                                                                          160,160.06

 (D)  A-2 Interest                                                                          444,366.40

 (E)  A-3 Interest                                                                          544,868.30

 (F)  A-4 Interest                                                                          862,921.79

 (G)  B Interest                                                                             98,629.19

 (H)  C Interest                                                                             58,499.77

 (I)  D Interest                                                                            123,197.30

 (J)  A-1 Principal Payment Amount                                                       16,648,884.99

 (K)  A-2 Principal Payment Amount                                                                0.00

 (L)  A-3 Principal Payment Amount                                                                0.00

 (M)  A-4 Principal Payment Amount                                                                0.00

 (N)  B Principal Payment Amount                                                                  0.00

 (O)  C Principal Payment Amount                                                                  0.00

 (P)  D Principal Payment Amount                                                                  0.00

 (Q)  Reserve Fund Deposit                                                                        0.00

 (R)  Excess to Certificateholders                                                                0.00

                                                                       Page 2
NEWCOURT RECEIVABLES ASSET TRUST 1997-1

SERVICING & INTEREST CALCULATIONS


SERVICING FEE DUE                                               A-4 INTEREST
-----------------                                               ------------
(a)  ADCB                               437,226,930.21          (a)  A-4 Rate                                     6.193%
(b)  Servicing Fee Rate                         0.600%          (b)  30                                              30
(c)  30                                             30          (c)  360                                            360
(d)  360                                           360          (d)  Beginning A-4 Balance               167,205,901.00
(e)  Current Servicing Due                  218,613.47          (e)  Current Interest Due (a*d*b/c)          862,921.79
(f)  Prior Month's Arrearage                      0.00          (f)  Prior Month's Arrearage                       0.00
(g)  Total Servicing Due                    218,613.47          (g)  Total Interest Due                      862,921.79

A-1 INTEREST                                                    B INTEREST
------------                                                    ----------
(a)  A-1 Rate                                    5.815%         (a)  B Rate                                       6.320%
(b)  Days in Period                                 31          (b)  30                                              30
(c)  360                                           360          (c)  360                                            360
(d)  Beginning A-1 Balance               31,984,922.30          (d)  Beginning B Balance                  18,727,061.00
(e)  Current Interest Due (a*d*b/c)         160,160.06          (e)  Current Interest Due (a*d*b/c)           98,629.19

(f)  Prior Month's Arrearage                      0.00          (f)  Prior Month's Arrearage                       0.00

(g)  Total Interest Due                     160,160.06          (g)  Total Interest Due                       98,629.19

A-2 INTEREST                                                    C INTEREST
------------                                                    ----------

(a)  A-2 Rate                                    6.040%         (a)  C Rate                                       6.560%
(b)  30                                             30          (b)  30                                              30
(c)  360                                           360          (c)  360                                            360
(d)  Beginning A-2 Balance               88,284,716.00          (d)  Beginning C Balance                  10,701,178.00
(e)  Current Interest (a*d*b/c)             444,366.40          (e)  Current Interest Due (a*d*b/c)           58,499.77

(f)  Prior Month's Arrearage                      0.00          (f)  Prior Month's Arrearage                       0.00

(g)  Total Interest Due                     444,366.40          (g)  Total Interest Due                       58,499.77

A-3 INTEREST                                                    D INTEREST
------------                                                    ----------

(a)  A-3 Rate                                    6.110%         (a)  D Rate                                       9.210%
(b)  30                                             30          (b)  30                                              30
(c)  360                                           360          (c)  360                                            360
(d)  Beginning A-3 Balance              107,011,777.00          (d)  Beginning D Balance                  16,051,766.00
(e)  Current Interest Due (a*d*b/c)         544,868.30          (e)  Current Interest Due (a*d*b/c)          123,197.30

(f)  Prior Month's Arrearage                      0.00          (f)  Prior Month's Arrearage                       0.00

(g)  Total Interest Due                     544,868.30          (g)  Total Interest Due                      123,197.30

                                                                        Page 3
NEWCOURT RECEIVABLES ASSET TRUST 1997-1

PRINCIPAL CALCULATIONS


CLASS A-1 PRINCIPAL AMOUNT
--------------------------
(a)  Prior Month's Balance               31,984,922.30
(b)  Amount Due                          31,984,922.30
(c)  Amount Paid                         16,648,884.99

(d)  Current Month's Ending Balance      15,336,037.31



CLASS A-2 PRINCIPAL AMOUNT                                      CLASS B PRINCIPAL AMOUNT
--------------------------                                      ------------------------
(a)  Prior Month's Balance               88,284,716.00          (a)  Prior Month's Balance                18,727,061.00

(b)  Beginning Principal All                                    (b)  Beginning Principal All
     Class A Notes                      362,502,394.00               Class B Notes                        18,727,061.00
(c)  Class A Percentage                       88.85246%         (c)  Class B Percentage                         4.59016%
(d)  ADCB                               420,608,389.86          (d)  ADCB                                420,608,389.86
(e)  Amount Due                                   0.00          (e)  Amount Due                                    0.00
(f)  Amount Paid                                  0.00          (f)  Amount Paid                                   0.00

(g)  Current Month's Ending Balance      88,284,716.00          (g)  Current Month's Ending Balance       18,727,061.00


CLASS A-3 PRINCIPAL AMOUNT                                      CLASS C PRINCIPAL AMOUNT
--------------------------                                      ------------------------

(a)  Prior Month's Balance              107,011,777.00          (a)  Prior Month's Balance                10,701,178.00

(b)  Beginning Principal All                                    (b)  Beginning Principal All
     Class A Notes                      362,502,394.00               Class C Notes                        10,701,178.00
(c)  Class A Percentage                       88.85246%         (c)  Class C Percentage                         2.62295%
(d)  ADCB                               420,608,389.86          (d)  ADCB                                420,608,389.86
(e)  Amount Due                                   0.00          (e)  Amount Due                                    0.00
(f)  Amount Paid                                  0.00          (f)  Amount Paid                                   0.00

(g)  Current Month's Ending Balance     107,011,777.00          (g)  Current Month's Ending Balance       10,701,178.00


CLASS A-4 PRINCIPAL AMOUNT                                      CLASS D PRINCIPAL AMOUNT
--------------------------                                      ------------------------

(a)  Prior Month's Balance              167,205,901.00          (a)  Prior Month's Balance                16,051,766.00

(b)  Beginning Principal All                                    (b)  Beginning Principal All
     Class A Notes                      362,502,394.00               Class D Notes                        16,051,766.00
(c)  Class A Percentage                       88.85246%         (c)  Class D Percentage                         3.93443%
(d)  ADCB                               420,608,389.86          (d)  ADCB                                420,608,389.86
(e)  Amount Due                                   0.00          (e)  Amount Due                                    0.00
(f)  Amount Paid                                  0.00          (f)  Amount Paid                                   0.00

(g)  Current Month's Ending Balance     167,205,901.00          (g)  Current Month's Ending Balance       16,051,766.00

NEWCOURT RECEIVABLES ASSET TRUST 1997-1

RESTRICTING EVENT CALCULATIONS

RESTRICTING EVENTS


RESTRICTING EVENTS


a)                               OVER 60 DAYS
                                   PAST DUE                 ADCB
                                  ------------          --------------
Two Months Prior                  5,175,704.85          454,882,507.08
Prior Month                       4,425,577.96          437,226,930.21
Current Period                    5,003,716.96          420,608,389.86

            Total                14,604,999.77

            Delinquency Ratio                                      1.11%

            Trigger Level                                         3.00%

            RESTRICTING EVENT? (YES/NO)                            NO





b)                                  DEFAULTED
                                    CONTRACTS            RECOVERIES                ADCB
                                  ------------           -----------          --------------
Five Months Prior                   640,247.32                  0.00          506,323,977.85
Four Months Prior                 2,190,121.94             96,224.20          489,755,923.84
Three Months Prior                  668,252.00            524,268.86          474,967,822.22
Two Months Prior                  1,545,109.52            142,131.16          454,882,507.08
Prior Month                       2,257,035.12            896,498.65          437,226,930.21
Current Period                    1,155,214.64          1,677,419.28          420,608,389.86

          Total                   8,455,980.54          3,336,542.15

          2 times Defaults--Recoveries/Average ADCB                                      2.21%

          Trigger Level                                                                 3.00%

          RESTRICTING EVENT? (YES/NO)                                                     NO


c)   A Notes Outstanding

     (A)  Reserve Fund Balance                                                  8,025,883.00
     (B)  Difference between ADCB and Class A Notes                            42,769,958.55
     (C)  (A + B)                                                              50,795,841.55

          Target Subordination                                                 10,701,177.67

          RESTRICTING EVENT? (YES/NO)                                                     NO

     A Notes Retired

     (A)  Reserve Fund Balance                                                  8,025,883.00
     (B)  Reserve Fund Amount                                                   8,025,883.00

          RESTRICTING EVENT? (YES/NO)                                                     NO

d)        Has a Servicer Default or Event of
          Default occurred and is continuing?                                             NO

          RESTRICTING EVENT? (YES/NO)                                                     NO

NEWCOURT RECEIVABLES ASSET TRUST 1997-1

RESERVE FUND CALCULATIONS



RESERVE FUND
     Beginning Balance                           8,025,883.00
     Required Balance                            8,025,883.00
     Deposit/(Withdrawal)                                0.00
     Ending Balance                              8,025,883.00

NEWCOURT RECEIVABLES ASSET TRUST 1997-1

BOND PRINCIPAL FACTORS


     A-1                                         12.0683518%
     A-2                                        100.0000000%
     A-3                                        100.0000000%
     A-4                                        100.0000000%
     B                                          100.0000000%
     C                                          100.0000000%
     D                                          100.0000000%
